Exhibit 99.1

NEWS RELEASE

Suncrete Announces Q2 2026 Earnings Results

Revenue Up 146% Compared to Q2 2025

Company Maintains 2026 Outlook

Tulsa, OK, August 14, 2026 – Suncrete, Inc. (NASDAQ: RMIX) (the “Company”), a ready-mix concrete logistics and distribution platform strategically located in the Sunbelt region of the United States, today announced results for the second quarter ended June 30, 2026.

Randall Edgar, Suncrete’s Chief Executive Officer, said, “We are pleased to report significant year-over-year growth in the second quarter, reflecting strong execution across our organization. Our teams performed at a high level, consistently delivering materials on time and to customer specifications and reinforcing our core mission of reliably serving our customers. We believe our commitment to putting people, culture, and safety at the forefront of everything we do is a meaningful competitive advantage that enables us to deliver exceptional service and build lasting customer relationships. Despite unusually wet weather across much of our footprint in the second quarter, demand throughout our markets remained strong. We continue to be encouraged by the favorable fundamentals across the Sunbelt, supported by infrastructure investment, population and economic growth, and healthy commercial and residential construction activity. With these demand drivers, our expanding platform, and continued execution of our organic and acquisition growth strategies, we remain confident in our outlook and are maintaining our fiscal 2026 guidance.”

Edgar added, “During the quarter, we also made significant progress executing our acquisition strategy. We established a new platform in Texas and Louisiana through the acquisition of Hope Concrete, followed by the acquisition of Nelson Bros., which further strengthened our position in North Texas. We subsequently expanded our geographic reach further into Arkansas, Louisiana, Missouri, and Mississippi through the acquisition of ABC Block Company, a leading supplier of concrete products headquartered in Little Rock, Arkansas. We are making steady progress integrating these businesses and implementing initiatives across purchasing, pricing, logistics, and operational execution that we believe will enhance performance and contribute to future growth. At the same time, our acquisition pipeline continues to expand, providing additional opportunities to build scale in our existing markets and enter attractive new geographies.”

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Ned N. Fleming, III, the Company’s Executive Chairman, stated, “We are proud of our team’s exceptional execution this quarter as we continue to advance Suncrete’s long-term growth strategy. We believe our high-performing, scalable platform positions us to drive continued market share gains through a combination of organic growth and disciplined M&A. Central to our approach is partnering with high-quality local operators and providing them with the resources, scale, and support of the broader Suncrete organization while preserving the local expertise and customer relationships that made them successful. Through our disciplined growth strategy, focused on expanding market share, driving organic growth, and entering new markets through accretive acquisitions, we believe Suncrete is positioned to enhance shareholder value.”

Revenues were $97.2 million in the second quarter, an increase of 146% compared to $39.5 million in the same quarter last year.

Net loss was $37.1 million in the second quarter, compared to a net loss of $325,000 in the same quarter last year.

Adjusted EBITDA(1) in the second quarter was $13.5 million compared to $7.0 million in the same quarter last year.

Supplemental Adjusted EBITDA(1), which excludes affiliated consultant compensation, in the second quarter was $14.6 million compared to $7.7 million in the same quarter last year.

Total yards of ready-mix concrete produced and delivered in the second quarter increased 123% compared to the same quarter last year.

(1)

Adjusted EBITDA and Supplemental Adjusted EBITDA are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” at the end of this press release for additional information.

2026 Outlook

The Company is maintaining its outlook for 2026 that reflects management’s current expectations for organic growth and project execution across its core markets and includes the expected contribution of recent acquisitions, including Hope Concrete, Nelson Bros. and ABC Block Company, following the close of such acquisitions in the Company’s second quarter, with the exception of a $26.9 million non-cash charge related to the business combination that impacted net income. This guidance is based on current economic conditions and assumes no significant changes in the overall economy or other condition in the Sunbelt region of the United States in 2026. The guidance does not include the potential contribution of any future acquisitions.

•	Revenue in the range of $420 million to $480 million

•	Net loss in the range of $(31) million to $(7) million

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•	Adjusted net income (loss) in the range of $(4) million to $20 million(2)

•	Adjusted EBITDA in the range of $68 million to $93 million(2)

•	Supplemental Adjusted EBITDA in the range of $71 million to $96 million(2)

(2)

Adjusted net income, Adjusted EBITDA and Supplemental Adjusted EBITDA are financial measures not presented in accordance with GAAP. Please see “Non-GAAP Financial Measures” at the end of this press release for additional information.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the second quarter ended June 30, 2026. To access the call live by phone, dial (412) 902-0003 and ask for the Suncrete call at least 10 minutes prior to the start time. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.suncrete.com.

About Suncrete

Suncrete is a leading pure-play ready-mix concrete company headquartered in Tulsa, Oklahoma, serving a diversified customer base across infrastructure, commercial, and residential construction projects throughout Oklahoma, Arkansas, Texas, and Louisiana, and concrete products in Arkansas, Louisiana, Mississippi, and Missouri. Suncrete is a scalable and vertically integrated logistics and distribution platform operating as a mission-critical partner in the construction value chain. The Company operates batching plants, a dedicated fleet of owned mixer trucks and a tech-enabled dispatch infrastructure through its decentralized plant network supported by regionally centralized leadership in local markets. Suncrete optimizes purchasing, pricing, customer relationships, and fleet utilization, enabling consistent customer service and reliable delivery of products on time and to customers’ specifications. With a disciplined acquisition strategy and a focus on some of the nation’s fastest-growing and most resilient construction markets, Suncrete is well positioned to benefit from continued population growth, urbanization, and infrastructure investment across the U.S. Sunbelt. To learn more, visit www.suncrete.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, statements related to the Company’s financial projections, future events,

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business strategy, future performance and future operations, statements regarding the Company’s acquisition strategy and statements relating to the benefits of recently completed acquisitions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the Company’s ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding; risks related to the Company’s operating strategy; competition for projects in the Company’s local markets; risks associated with the Company’s capital-intensive business; government requirements and initiatives; unfavorable economic conditions and restrictive financing markets; risks related to adverse weather conditions; the Company’s substantial indebtedness and the restrictions imposed on the Company by the terms thereof; risks related to the Company’s information technology systems and infrastructure; the Company’s ability to maintain effective internal control over financial reporting; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Suncrete Investor Contact:

Rick Black

Investor Relations

Suncrete@DennardLascar.com

(713) 529-6600

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SUNCRETE, INC.

Condensed Consolidated Statements of Operations

(unaudited in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues	$97,231	$39,496	$159,059	$77,235
Cost of Goods Sold	68,920	26,781	110,975	51,146

Gross Profit	28,311	12,715	48,084	26,089

Operating Expenses:
Selling, general, and administrative expenses	24,765	9,857	41,390	19,491
Acquisition-related costs	12,188	—	13,144	—
Loss on disposal of assets, net	86	40	86	120

Total operating expenses	37,039	9,897	54,620	19,611

Operating income (loss)	(8,728)	2,818	(6,536)	6,478

Other income (expense):
Other income (expense)	(26,950)	(498)	(26,876)	(483)
Interest expense, net	(4,027)	(2,645)	(8,042)	(5,253)

Total other expense	(30,977)	(3,143)	(34,918)	(5,736)

Income (loss) before income taxes	(39,705)	(325)	(41,454)	742
Income tax benefit	(2,595)	—	(2,595)	—

Net income (loss)	(37,110)	(325)	(38,859)	742

Distributions to senior preferred unitholders	(628)	(577)	(1,226)	(1,167)
Series A preferred stock dividends	(540)	—	(540)	—
Accretion of redeemable preferred units to redemption value	(10,625)	(3,710)	(13,845)	(6,172)

Net loss attributable to common stockholders	$(48,903)	$(4,612)	$(54,470)	$(6,597)

Weighted average common shares outstanding—basic and diluted	67,519,137	19,093,562	43,440,122	19,093,562

Basic and diluted loss per common stock	$(0.72)	$(0.24)	$(1.25)	$(0.35)

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SUNCRETE, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,632	$6,333
Accounts receivable, net	69,361	33,699
Inventory	24,204	8,723
Other current assets	15,555	5,047

Total current assets	137,752	53,802

Property, plant and equipment:
Property, plant and equipment, at cost	281,422	168,767
Less: accumulated depreciation	(27,142)	(15,930)

Property, plant and equipment, net	254,280	152,837

Goodwill	152,983	79,505
Customer relationships, net	84,910	71,373
Trade name	46,874	24,800
Other noncurrent assets, net	22,632	2,385

Total assets	$699,431	$384,702

Liabilities, Redeemable Mezzanine Equity and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$35,331	$12,558
Accrued liabilities	43,547	27,080
Current portion of lease liabilities	2,275	475
Long-term debt, current portion	17,370	13,654

Total current liabilities	98,523	53,767

Long-term lease liability	13,366	1,727
Deferred income taxes	21,785	—
Other long-term liabilities	6,650	—
Long-term debt, net	201,103	186,625

Total liabilities	341,427	242,119
Commitments and contingencies (Note 17)
Redeemable mezzanine equity:
Redeemable senior preferred units, zero and 26,000,000 units issued and outstanding (at redemption value) at June 30, 2026 and December 31, 2025, respectively	—	26,590
Redeemable preferred units, zero and 115,700,000 units issued and outstanding (at redemption value) at June 30, 2026 and December 31, 2025, respectively	—	130,623
Stockholders’ Equity (Deficit):
Series A Preferred Stock, $0.0001 par value, $1,000 stated value per share; 10,000,000 shares authorized, 26,000 and zero shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized, 49,339,225 and 11,023,435 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	5	1
Class B common stock, $0.0001 par value; 100,000,000 shares authorized, 24,146,609 and 11,551,903 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2	1
Accumulated deficit	(57,892)	(14,632)
Additional paid-in capital	415,889	—

Total stockholders’ equity (deficit)	358,004	(14,630)

Total liabilities, redeemable mezzanine equity and stockholders’ equity (deficit)	$699,431	$384,702

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SUNCRETE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited in thousands)

	Six months ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$(38,859)	$742
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,819	8,337
Loss on disposal of assets, net	86	120
Non-cash lease expense	229	76
Non-cash share-based compensation	1,084	267
Non-cash contract asset reduction	486	—
Deferred income taxes	(2,555)	—
Non-cash expense for Class B shares issued to an affiliated equity holder	26,875	—
Non-cash debt issuance cost amortization	344	244
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(8,421)	218
Inventory	4,175	(494)
Other current assets	(1,330)	(168)
Other noncurrent assets, net	(169)	—
Accounts payable	(10,504)	507
Accrued liabilities	357	(125)

Net cash provided by (used in) operating activities	(12,383)	9,724

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(10,011)	(9,416)
Cash paid for acquisitions, net of cash acquired	(174,054)	—
Proceeds from sales of property, plant and equipment	45	123

Net cash used in investing activities	(184,020)	(9,293)

Cash Flows from Financing Activities:
Borrowings of debt	30,000	—
Repayment of debt	(14,101)	(7,450)
Payment of debt issuance costs	(1,840)	—
Distributions on Redeemable Senior Preferred Units	(1,226)	(1,167)
Proceeds from issuance of shares to PIPE investors	167,120	—
Proceeds from merger financing	8,179	—
Prepaid forward early termination proceeds	56,744	—
Payment of merger and recapitalization related transaction costs	(26,174)	—

Net cash provided by (used in) financing activities	218,702	(8,617)

Net change in cash and cash equivalents	22,299	(8,186)
Beginning cash and cash equivalents	6,333	8,410

Ending cash and cash equivalents	$28,632	$224

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Non-GAAP Financial Measures

Adjusted EBITDA represents net income (loss) before interest expense, net, depreciation and amortization, and further adjusted to exclude certain non-cash or non-operating items that management does not consider indicative of our core operating performance. Such adjustments include share-based compensation expense, acquisition-related costs, acquisition bonuses, public company readiness costs, acquisition-related financing costs, and other (income) expense, as each are applicable to the periods presented. Supplemental Adjusted EBITDA further adjusts Adjusted EBITDA to exclude recurring affiliated consultant compensation. Management believes these measures provide investors with a clearer view of underlying operating performance. Adjusted EBITDA margin and Supplemental Adjusted EBITDA margin represent these measures as a percentage of revenue.

Management uses these measures as key performance indicators to evaluate our operating performance and assess trends, and believes they are also frequently used by securities analysts, investors, and other parties to evaluate companies in our industry. Management believes these non-GAAP measures enhance investors’ understanding of our operating performance and facilitate meaningful period-to-period comparisons. These measures have limitations as analytical tools and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Our calculation of Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted EBITDA margin, and Supplemental Adjusted EBITDA margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

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The following tables present a reconciliation of net income (loss) to Adjusted EBITDA and Supplemental Adjusted EBITDA and the calculation of Adjusted EBITDA margin and Supplement Adjusted EBITDA margin (in thousands):

	Three months ended
	June 30, 2026	June 30, 2025
Net income (loss)	$(37,110)	$(325)
Plus:
Interest expense, net	4,027	2,645
Income tax benefit	(2,595)	—
Depreciation and amortization expense	9,169	4,218
Share-based compensation expense	947	138
Acquisition-related costs(1)	12,188	—
Public company readiness(2)	—	281
Other (income) expense(3)	26,875	—

Adjusted EBITDA	$13,501	$6,957

Affiliated consultant compensation(4)	1,121	726
Supplemental Adjusted EBITDA	$14,621	7,683
Revenues	$97,231	$39,496
Net income margin	(38.2)%	(0.8)%
Adjusted EBITDA margin	13.9%	17.6%
Supplemental Adjusted EBITDA margin	15.0%	19.5%

(1)	Represents legal and advisory fees incurred in connection with acquisitions.
(2)

Represents professional service costs incurred in connection with acquisition-related technical accounting and advisory support, as well as incremental costs to support our preparation for becoming a public company (e.g., resources to facilitate public company readiness).

(3)	Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.
(4)	Reflects recurring affiliated consultant compensation paid to support the Company’s management team on various growth initiatives.

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The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and Supplemental Adjusted EBITDA, using the high and low ends of the Company’s projected ranges (unaudited, in thousands):

	For the fiscal year ending December 31, 2026
	Low	High
Net income (loss)	$(31,231)	$(6,631)
Plus:
Interest expense, net	18,413	18,413
Depreciation and amortization expense	45,287	45,287
Share-based compensation expense	555	555
Acquisition-related costs(1)	8,140	8,140
Public company readiness(2)	161	161
Other (income) expense(3)	26,875	26,875

Adjusted EBITDA	$68,200	$92,800

Affiliated consultant compensation (4)	3,200	3,200

Supplemental Adjusted EBITDA	$71,400	$96,000

(1)	Represents legal and advisory fees incurred in connection with acquisitions.
(2)

Represents professional service costs incurred in connection with acquisition-related technical accounting and advisory support, as well as incremental costs to support our preparation for becoming a public company (e.g., resources to facilitate public company readiness).

(3)	Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.
(4)	Reflects recurring affiliated consultant compensation paid to support the Company’s management team on various growth initiatives.

Adjusted net income (loss) represents net income (loss) excluding a non-cash charge equal to the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.

The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted net income (loss) using the high and low ends of the Company’s projected ranges (unaudited, in thousands):

	For the fiscal year ending December 31, 2026
	Low	High
Net income (loss)	$(31,231)	$(6,631)
Plus:
Other (income) expense(1)	26,875	26,875

Adjusted net income (loss)	$(4,356)	$20,244

(1)	Represents the fair value of Class B common stock issued to an affiliated equity holder in connection with the Business Combination.